MANAGEMENT SERVICES AGREEMENT


     THIS AGREEMENT made and entered into effective this 9th day of July, 1996, by and between INNERCIRCLE GROUP INCORPORATED hereinafter referred to as "IGI", and MICROTECH MEDICAL SYSTEMS, INC., a corporation organized and existing under the laws of the State of Colorado, hereinafter referred to as "Company".

                               W I T N E S S E T H

     WHEREAS, the Company wishes to retain IGI, which is owned by Officers and Directors of the Company to perform business and management services with respect to the general and administrative day-to-day operations of the Company; and

     WHEREAS, IGI has certain knowledge and experience related to the activities of the Company, and to the management services to be performed hereunder; and

     WHEREAS, IGI performs similar business and management services to other public and for private companies in order to enable all companies to attain certain economies and scale, reduce costs and expenses which Company could not attain individually;

     WHEREAS, IGI will become acquainted with the business of the Company, and will also receive, develop or otherwise acquire information pertaining to the Company's business and plans which are confidential to the Company, and

     NOW THEREFORE, the parties agree as follows:

     1.  Work to be performed and services to be rendered.

     a. Under the general supervision and direction of the Board of Directors or such other representative of the Company so designated by the Board of Directors, IGI shall during the following term from time to time make available management and consulting services as requested as specifically described on Exhibit A, attached hereto and incorporated herein by reference.

     b. Exhibit A shall constitute a requisition for services of IGI, which shall include a definition of the scope of the enterprises involved, together with any special requirements, such as the nature of reports or documentation required. Any alterations or changes to the items specifically set forth in Exhibit A shall be in the form of a letter from the Company representative to IGI, and IGI shall respond as to whether or not IGI can undertake the desired project, provide an estimate of the number and type of man-hours and length of time required, and applicable total compensation which may be necessary. Thereafter, the Company shall respond to IGI in writing whether to proceed on the basis outlined via the letter requisition and response.

     c. As part of the management services provided Company by IGI pursuant to Exhibit A, IGI agrees to provide, at its expense, the following as Officers and Directors of Company:

     Kenneth M. Cahill        President/CEO and Director
     Darel A. Tiegs           Vice President and Director
     James A. Humpal          Treasurer and Director
     J. Royce Renfrow         Corporate Secretary/General Counsel
                              and Director

     d. IGI agrees to correct any errors which arise from work provided to the Company which are brought to IGI's attention within ninety (90) days after completion thereof, but shall not be liable for any loss or damage arising out of the Company's enterprises or other Company actions resulting from the work undertaken by IGI.

     e. This agreement may be terminated at any time by either party for default of the other including without limitation, failure to make adequate progress in the services being rendered, without liability to the party in default except for payment for acceptable, properly completed service of IGI and theretofore performed which may be claimed and accepted by Company at its option. This agreement may be terminated by either party upon prior written notice thirty
(30) days in advance of the effective date of termination. In the case of IGI and ___________ (___) days in advance of the effective date in the case of Company. In the event of termination by Company which is not for cause or default, Company shall pay compensation to IGI for work theretofore performed at the rate herein provided. At Company's request and expense, IGI shall prepare a report of progress to the date of termination.

     2. Compensation.

     a. In full and complete consideration of the satisfactory performance of the work and performance of services by IGI, including attendance at Company Board Meetings, the Company will pay IGI as mutually agreed upon by the parties hereto as set forth in Exhibit A.

     3. Confidentiality.

     a. The parties agree that the Company does not wish to acquire from IGI, or for IGI to either induce the use of or use in connection with the performance of IGI's services to the Company any information which is confidential to a third party, acquired either prior to or subsequent to IGI's retention as management by the Company. IGI agrees to maintain such information and confidence and not to disclose it to the Company or any of its representatives or to use it in a course of the discharge of IGI's responsibilities as management to the Company, except with the written permission of such third party. IGI agrees that all records, papers, reports, descriptive and pictorial material, printed or written technical information, drawings, reproductions thereof, samples, models, and tools, applied to or produced by IGI during its performance of the work under this agreement, shall be considered Company's property, the nature and contents of which shall not be disclosed to others without prior written permission from the Company and shall be delivered to the Company upon completion of the related portions of such work. IGI further agrees that all information regarding technical arrangements, procedures, skills, affairs, engineering, developments, and any other information relating to the business, research, engineering, developments, trade secrets, marketing plans, or contemplated actions of the Company acquired by IGI in connection with the performance of work under this agreement will be held in confidence by IGI and will not be disclosed to any other person, firm, or corporation without Company's prior written consent. Further, IGI, without the express written permission of the Company, will not use or induce the use of any confidential information of the Company on behalf of any third party.

     b. IGI will maintain in confidence and use best efforts to preserve the confidentiality of all information held in confidence by the Company in connection with retention as management by the Company or developed or acquired by IGI and maintained in IGI's custody in the event that IGI contracts with associates and/or independent contractors to assist IGI in the performance of work under this agreement. IGI agrees that all such associates and/or subcontractors shall execute an agreement commensurate in scope with this agreement.

     c. IGI will promptly and fully disclose to the Company all discoveries, improvements, designs, developments and ideas hereinafter referred to as intellectual property, whether patentable or not, conceived by IGI or IGI's employees or agents (either solely or jointly with others) during the term of this agreement which relate to or which result from or which were suggested by any of the IGI work that IGI may perform for the Company. IGI agrees that all such intellectual property, whether patentable or not, shall be and remain the sole and exclusive property of the Company or its nominees, and that any and all intellectual property relating in any way to any product, process, or service (including but not limited to marketing and business plans) for which the Company retained IGI as management to it in the research, development, or sale thereof, and which IGI, or IGI's employees or agents, disclosed to anyone within one (1) year after the termination of this agreement shall be presumed to have been made during the term of this agreement, and shall be presumed to be the sole and exclusive property of the Company.

     d. Notwithstanding the above, there shall be no restrictions on the use or disclosure of information by IGI of information received from a third party of which is legally entitled to make an unrestricted disclosure. The parties further recognize that IGI performs services on behalf of others during the pendency of this agreement. IGI in keeping such information, services, and other matters regarding such other customers confidential does not violate the terms of this agreement. IGI however represents to the Company that IGI has no prior obligations or agreements with others which would in any way conflict with agreement contained herein.

     e. IGI agrees that all writings prepared by IGI, IGI's employees or agents (either solely or jointly with others) which relate in any way either to the business and technical activities of the Company shall be deemed "works made for hire" and all rights therein including the copyrights or any other rights shall be the sole property of the Company, and that such writings shall be held in confidence by IGI until written authorization to publish is obtained from the Company or its duly designated representative.

     4. General.

     a. Independent Contractor. In forming this agreement, IGI is acting as an independent contractor not as an employee or agent of the Company. IGI has no authority hereunder to assume or create any obligation or responsibility expressed or implied on behalf of or in the name of the Company or to bind the Company in any manner whatsoever.

     b. IGI shall not at any time during the term of this agreement and for a period of one (1) year thereafter, without the written consent of the Company, either directly or indirectly act as management or consultant to any third party or any project which uses or could reasonably be presumed to use the trade secret information relating to the enterprises being developed pursuant to or contemporaneously with this IGI agreement or to compete with the Company in the development, production or sale of any product, process, or service covered by trade secrets for which IGI was involved in research, development, or sale for the Company while retained by the Company as management, directly or indirectly competing with the Company in the "research, development, or sale of any product, process or service" shall include but not be limited to engaging in business as an owner, partner, agent or as an employee of any person, firm, or corporation which is engaged in developing, producing, or selling a product, process, or service or being interested directly or indirectly in any such business conducted by any person, firm or corporation.

     c. The parties agree that any portion of this agreement which a Court of competent jurisdiction shall determine to be void or unenforceable as against public policy or for any other reason, shall be deemed to be severable from the agreement and shall have no effect on the other covenants or provisions in the agreement. IGI further agrees that the Court shall be empowered upon the request of the Company to reform and construe any provision which would otherwise be void or unenforceable in a manner so that it will be valid and enforceable to the maximum extent permitted by law.

     d. IGI understands that the confidential information of the Company is any information either generated or collected by or utilized in the operations of the Company which relates to the actual or anticipated business or research and development of the Company, or is suggested by or results from any task assigned to IGI or work performed by IGI for or on behalf of the Company and which has not been made available generally to the public.

     e. This agreement supersedes all previous agreements, written or oral, relating to the above subject matter and shall be changed only by written agreement. f. That this agreement shall be construed according to the laws of the state of Colorado.


     IN WITNESS WHEREOF, the parties have caused this agreement to be executed effective the date first written above.



MICROTECH MEDICAL SYSTEMS, INC.

BY:

_________________________________       ____________________
                          Date               Title



INNERCIRCLE GROUP INCORPORATED

By:

_________________________________       _____________________
                                                             Date
Title

                          EXHIBIT A


     1.   Management and Business Services to Be Performed

          (a)    General   and  administrative  business   office
     services,  including  use  of  Class  A  office  space,   as
     necessary, furniture, equipment, fixtures and secretarial services.

          (b) General legal and accounting services necessary for the day-to-day operation of the Company's offices and activities, not including outside legal and accounting services.

          (c) Planning, structuring, development, financing, if applicable, of projects to be considered on behalf of the Company, including the completion of projects approved.

          (d) The compliance with appropriate corporate and securities laws of the state of incorporation of the company and the United States, including filing of appropriate reports, forms and documents with the various regulatory authorities.

          (e) Similar services of a scope and upon such other projects as to which the parties shall agree.

     2.   Compensation

          IGI shall be paid a minimum of Sixty-Five Thousand and No/100 ($65,000.00) Dollars per month, commencing the ninth (9th) day of July, 1996 until the termination of this agreement. Compensation shall be reviewed every quarter and adjusted based upon performance and additional duties undertaken by IGI on behalf of Company.

     3.   Reimbursement of Costs and Expenses

          IGI will be reimbursed by Company for all costs and expenses reasonably incurred by IGI in the performance of the services provided for hereinabove, including fees and expenses on behalf of outside Directors.